UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2010, Entravision Communications Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and between the Company and Citigroup Global Markets Inc., as representative of the initial purchasers (the “Initial Purchasers”), with respect to the sale by the Company of $400 million aggregate principal amount of 8.750% senior secured first lien notes due 2017 (the “Notes”), at an issue price of 98.722% of par.

Subject to customary closing conditions, the offering and sale of the Notes is expected to close on or about July 27, 2010. Concurrently with the closing of the offering and sale of the Notes, the Company also intends to enter into its previously announced revolving credit facility of up to $50 million. The Company and all of its existing and future wholly-owned domestic subsidiaries will guarantee the Notes and the new revolving credit facility on a senior secured basis. The Notes and the new revolving credit facility will be secured on a first priority basis by the Company’s and the guarantors’ assets, subject to certain exceptions, certain permitted liens and the provisions of an intercreditor agreement relating to distributions of proceeds of collateral.

The obligations of the Initial Purchasers to purchase the Notes are subject to customary terms and conditions, including accuracy of representations and warranties of the Company and receipt of legal opinions and certificates, in each case as set forth in the Purchase Agreement. In addition, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities, as set forth in the Purchase Agreement.

Item 8.01. Other Events.

On July 22, 2010, the Company also issued a press release announcing the pricing of the Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information relating to the offering of the Notes, including the press release furnished herewith as Exhibit 99.1, disclosed in this Current Report on Form 8-K, shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Press Release issued by Entravision Communications Corporation on July 22, 2010, announcing pricing of its senior secured first lien notes due 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: July 22, 2010	By:	/S/ WALTER F. ULLOA
	Name:	Walter F. Ulloa
	Title:	Chairman and Chief Executive Officer